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                             AGREEMENT AND PLAN OF MERGER
                             ----------------------------

               This Agreement and Plan of Merger ("Agreement") is made as of December 23, 1997 by and among Diplomat Corporation, a Delaware corporation ("Parent"), Magram Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), each with a place of business at 25 Kay Fries Drive, Stony Point, New York 10980, Lew Magram Ltd. a New York corporation ("Target") with a place of business at 414 Alfred Avenue, Teaneck, New Jersey 07666, and the Stockholders (as defined herein).

                                    PREAMBLE

               WHEREAS, all of the outstanding capital stock of Target is owned by Robert M. Rubin an individual with an address at 6060 Kings Gate Circle, Delray Beach, Florida 33484; Jay Kaplowitz an individual with an address at 205 East 69th Street, New York, New York 10021; Irving Magram an individual with an address at 56 Huyler Landing, Cresskill, New Jersey 07626; Warren Golden an individual with an address at 703 Hollywood Ave., Bronx, New York 10465, and Stephanie Sobel an individual with an address at 21 Alice Ave., Merrick, New York 11566. The term "Stockholders" shall mean Robert M. Rubin, Jay Kaplowitz, Irving Magram, Warren Golden and Stephanie Sobel; and

               WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the Business Corporation Law of the State of New York ("New York Law"), Subsidiary will be merged with and into Target (the "Merger").

               NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

               1.     The Merger.

                      (a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New York Law, at the Effective Time (as herein defined) Subsidiary shall be merged with and into Target, the separate existence of Subsidiary shall cease and Target shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                      (b) Consummation of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Section 6, the consummation of the Merger will take place as promptly as practicable after the satisfaction or waiver of the conditions set forth in Section 6 at the offices of Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, New York, New York 10022 unless such other time and place is agreed to in writing by the parties hereto (the "Closing" or "Closing Date").

                      (c) Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Section 6, the parties hereto shall cause the Merger to be


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consummated by filing a certificate of merger (the "Merger Certificate") with the Department of State of the State of New York in the form annexed hereto as
Exhibit 1(c) required by, and executed in accordance with the relevant provisions of, New York Law (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time".

                      (d) Effect of the Merger. At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Target and Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                      (e) Certificate of Incorporation; By-Laws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of Target, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                      (f) Directors and Officers. At and after the Effective Time, the directors and officers of the Surviving Corporation shall be as identified in Schedule 1(f), until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                      (g) Further Actions. At and after the Effective Time, the Surviving Corporation shall take all action as shall be required in connection with the Merger, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documentation as are necessary or desirable to carry out the provisions of this Agreement.

               2.     Conversion of Shares in the Merger.

                      (a) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target, the holders of the shares of Common Stock, $0.01 par value per share, of Target ("Target Common Stock") issued and outstanding on the date hereof, shall receive in exchange therefore the number of shares of validly issued, fully paid and nonassessable Series D Preferred Stock, $0.10 par value per share of Parent ("Series D Preferred Stock") and the number of validly issued, fully paid and nonassessable shares of Common Stock, $.0001 par value per share of Parent ("Additional Common Stock"), and the shares of Senior Convertible Preferred Stock of Target issued and outstanding on the date hereof shall receive in exchange therefore the number of shares of validly issued, fully paid and nonassessable Series D Preferred Stock of Parent, in the amount and as provided in Section 2(b) hereof. The consideration referred to in this
Section 2(a) is hereinafter referred to as the "Merger Consideration."

                      (b) Exchange of Certificates. At the Closing each of the Stockholders shall surrender to Parent certificates for the Target Common Stock and Senior Convertible Preferred

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Stock owned by such Stockholder. At the Closing, Parent shall issue to each
Stockholder certificates of Parent representing good and marketable title to the number of shares of duly and validly issued, fully paid and non-assessable Series D Preferred Stock and Additional Common Stock set forth next to such Stockholder's name in Schedule 2(b) hereto, free and clear of any and all liens, claims, encumbrances, adverse interests of any kind and other claims. Each such certificate shall be in negotiable form. In addition, at the Closing each party shall execute and deliver the Concurrent Agreements under Section 8 herein to which each party is also a party. At the Closing the Stockholders shall make available the written resignations of all of the directors of Target effective as of the Closing and shall cause to be made available the books and records of Target to Parent. At the Closing, Target and the Stockholders shall deliver to Parent all certificates, opinions and other documents referred to in Section 6(a) hereof, and Parent and Subsidiary shall deliver to Target and the Stockholders all certificates, opinions and other documents referred to in
Section 6(b) hereof. At any time and from time to time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

                      (c) From and after the Effective Time, Parent shall be entitled to treat the certificates which immediately prior to the Effective Time represented shares of Target Common Stock and Senior Convertible Preferred Stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Series D Preferred Stock and Additional Common Stock into which the shares of Target Common Stock and Senior Convertible Preferred Stock represented by such certificates shall have been converted pursuant to Section 2(a), notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Agreement, until holders or transferees of certificates which immediately prior to the Effective Time represented shares of Target Common Stock and Senior Convertible Preferred Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates.

                      (d) Terms of Series D Preferred Stock. The principal terms of Series D Preferred Stock shall be as follows:

                             (i)    Certificate of Designation. Except as
provided in Section 2(d)(ii), the liquidation preferences, dividend preferences, conversion rights, voting rights and other terms of Series D Preferred Stock are as defined in the Certificate of Designation annexed hereto as Exhibit 2(d), incorporated by reference herein (the "Certificate of Designation").


                             (ii)    Conversion and Adjustment of Conversion
Price. Series D Preferred Stock shall be convertible at or at any time after the Closing into 3,166,667 shares of common stock of Parent (the "Parent Common Stock") assuming a valuation of Parent Common Stock of no less than $3.00 per share on the Closing Date; provided, however, if the average closing price of Parent Common Stock during the ten (10) trading days prior to Closing is less than $3.00 per share, the number of shares of Parent Common Stock into which the Preferred Stock is


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convertible shall be 3,166,667 multiplied by a fraction, the numerator of which shall be $3.00 and the denominator of which shall be the average closing price of Parent Common Stock during the ten (10) trading days prior to the Closing. If the average closing price of Parent Common Stock during the ten (10) trading days prior to the Closing results in a denominator in said fraction of less than $1.75 per share, Parent shall give notice to the Stockholders that the Stockholders holding a majority of the Shares may elect to terminate or complete the transaction using $1.75 as the denominator. If the average closing price of Parent Common Stock during the ten (10) trading days prior to the Closing is more than $4.50 per share, then the number of shares of Parent Common Stock into which the Preferred Stock is convertible shall be 3,166,667 multiplied by a fraction, the numerator of which shall be $4.50 and the denominator of which shall be the average closing price of Parent Common Stock during the ten (10) trading days prior to the Closing. In no event shall the number of shares of Parent Common Stock into which the Preferred Stock is convertible have a market value in excess of $14,250,000.

                      (e) Waiver of Appraisal or Dissenter's Rights. Each Stockholder waives any appraisal or dissenter's right each such Stockholder has or may have in connection with the Merger.

               3. Representations and Warranties of Target and Stockholders. Except as set forth in the Schedules hereto, disclosure in any one of which shall apply to any representation and/or warranty made herein, including, without limitation Section 3(v), and/or except as otherwise disclosed in writing to Parent, Target and the Stockholders, separately in accordance with the Stockholders percentage interests as set forth in Schedule 2(b) herein, represent and warrant to Parent and Subsidiary, subject to Section 3(v) herein:

                      (a) Organization, Standing, etc. of Target. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Target is duly qualified to do business as a foreign corporation doing business in the States of New York and New Jersey. There are no other jurisdictions in which the conduct of its business or its ownership or leasing of property requires that Target qualify as a foreign corporation. Target has no subsidiaries and does not own any shares of capital stock of any other corporation.


                      (b) Capitalization. The authorized capital stock of Target consists of 2,000 shares of common stock and 2,000 shares of preferred stock designated as "Senior Convertible Preferred Stock." As of the date hereof, there were issued and outstanding 70.59 shares of common stock and 2,000 shares of Senior Convertible Preferred Stock convertible into such number of shares of Common Stock equal to 50% of the issued and outstanding common stock of Target immediately following such conversion which were held of record and beneficially by the persons listed on Schedule 3(b) hereto. Except for 70.59 shares of common stock reserved for issuance upon conversion of the Senior Convertible Preferred Stock, no shares of capital stock have been reserved for issuance to any person, and there are no outstanding rights, warrants, options or agreements for



                                       4

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the purchase of capital stock from Target except for this Agreement. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Target. The outstanding shares of Target Common Stock and Senior Convertible Preferred Stock are validly issued, fully paid, nonassessable, and have been issued in compliance with all state and federal securities laws.

                      (c)    Authority for Agreement. Except as set forth in
Schedule 3(c) hereto and/or as otherwise disclosed in writing to Parent, the execution, delivery, and performance of this Agreement by Target has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of Target and Stockholders enforceable against them in accordance with its terms. The execution and carrying out of the transactions contemplated by this Agreement and compliance with its provisions by Target will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation (except for the exchange of securities as provided for in Section 2(a)) or its By-Laws or, in any material respect, any indenture, lease, loan agreement (other than the Loan Agreement, as hereinafter defined), agreement, or other instrument to which Target is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Target.

                      (d) Governmental Consent, etc. Except as otherwise required under Section 6(a)(vii) herein and/or as otherwise disclosed in writing to Parent, and as otherwise expressly provided in this Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of Target in connection with the execution and delivery of this Agreement, or the consummation of the other transactions contemplated by this Agreement.

                      (e) Litigation. Except as otherwise disclosed in writing to Parent, Target has not received notice of any material action, suit or proceeding, or governmental inquiry or investigation (including the Federal

Trade Commission or Federal Postal Authorities), pending or threatened against Target, and Target, to its knowledge, is in compliance in all material respects with all laws and regulations materially affecting it, its properties and its business.

                      (f)    Financial Statements. Except as set forth in
Schedule 3(f) and/or as otherwise disclosed in writing to Parent, Target has furnished to Parent a true and correct copy of Target's unaudited balance sheet and accompanying income statement and statement of cash flow (the "Financial Statement") as of July 5, 1997 (the "Balance Sheet Date"), an audited financial statement for the fiscal year ended January 4, 1997, as well as audited financial statements for the preceding two fiscal years (the "Audited Statements"). Except as set forth in Schedule 3(f) and/or as otherwise disclosed in writing to Parent: the Financial Statement and the Audited Statements fairly present the financial condition of Target as of the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied, and with regard to the Financial Statement only, subject to normal year end audit adjustments and accruals, which adjustments and accruals shall not be material; there has been no material adverse change in the


                                       5

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financial condition, operations or business of Target since the Balance Sheet
Date, and Target has not incurred any material liability since the Balance Sheet Date, other than those incurred in the ordinary course of business or disclosed on Schedule 3(f) hereto as of the Balance Sheet Date, except as set forth on the Financial Statement and Schedule 3(f) hereto and/or as otherwise disclosed in writing to Parent; Target had no material liabilities, contingent or otherwise, liability for taxes, commitments extending for over one year and requiring the expenditure of more than $25,000 in the aggregate or unrealized or anticipated losses aggregating a material amount, and the inventory shown in the Financial Statement is in good and saleable condition and in amount and types reasonably required in the conduct of Target's business.

                      (g) Title to Properties; Liens. Target has good title to, or a valid and current leasehold interest in, the properties and assets reflected on the Financial Statement, except those disposed of since the date thereof in the ordinary course of business, and such properties and assets are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the Financial Statement, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of Congress Financial Corporation,
(iv) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets and (v) liens which arise by operation of law.

                      (h) Material Contracts. Except as disclosed on Schedule OP3(h) and/or as otherwise disclosed in writing to Parent and other than purchase orders issued for merchandise in the normal course of business, Target is not a party to or bound by any indenture, lease, license, agreement or contract which requires future expenditures by Target in excess of $25,000 or which is otherwise material to Target's business or operations.


                      (i) Compliance with Other Instruments. Except as previously disclosed in writing to Parent, Target is not in violation of any material term or provision of its Certificate of Incorporation or By-Laws, or of any material term of any instrument, loan agreement, agreement, judgment, decree, order, statute, rule or regulation applicable to Target, except with respect to the Loan Agreement.

                      (j) Labor Relations. Except as otherwise disclosed in writing to Parent, Target has no pension, retirement or similar plan or obligation, and all payments due under any benefit plan are current. Target is not a party to any collective bargaining agreement and, to the best of its knowledge, no organization efforts are presently being made with respect to any of its employees. Target has complied in all material respects with all applicable laws (including, but not limited to, Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

                      (k) Tax Returns and Payment. All of the tax returns and reports of Target required by law to be filed have been duly and accurately filed or Target has obtained proper extensions therefor and all taxes shown due thereon have been paid and all payroll tax withholdings

                                       6
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have been timely deposited. There are in effect no waivers of the applicable statute of limitations for federal, state or local taxes for any period, except in connection with the ongoing sales and use tax audit by the State of New York. The Stockholders agree to indemnify and save Parent harmless and to promptly pay to Parent or reimburse Parent for all losses, liabilities or obligations incurred by Parent resulting from such sales and use tax audit by the State of New York, to the extent such losses, liabilities and obligations are in excess of $100,000, subject to and pursuant to the terms of Section 7 hereof (including, without limitation, the limitations set forth in Section 7(c) and the provision set forth in Section 7(b) enabling the Stockholders to satisfy their obligations with Parent Common Stock in lieu of cash. No deficiency assessment or proposed adjustment of Target's federal, state and local taxes is pending, and Target has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets, for which there is not an adequate reserve reflected in the Financial Statement.

                      (l) Patents, Trademarks. Target has good title to all material patents, trademarks, including but not limited to exclusive rights to the trademark "Lew Magram", Registration Number 1,554,789, registered in the name of Target, copyrights, trade names and trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of its business. The business of Target is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and to the best of Target's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by Target.

                      (m) Environmental Matters. To the best knowledge of Target and the Stockholders and except as required under Section 6(a)(vii) herein and/or as otherwise disclosed in writing to Parent: (i) Target has obtained all material permits and licenses which are required in connection with its business under all applicable laws and regulations relating to pollution or protection of the environment (the "Environmental Laws") and is in material compliance therewith; (ii) Target has at all times conducted its business in material compliance with all Environmental Laws and Target has not received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the material basis of any claim, demand or investigation, based on or related to Target's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against Target, arising under any Environmental Laws; (iv) there do not exist, and at no time since Target acquired any premises owned, leased or used by it (the "Subject Premises"), have there existed any conditions which would require remediation by Target under any Environmental Laws; (v) there are no underground storage tanks located on the Subject Premises and (vi) Target has at all times during its ownership or occupation of the Subject Premises disposed of all wastes, hazardous or otherwise, generated by the use of the Subject Premises in a manner which materially complies with Environmental Laws.

                      (n) Compliance with Laws and Regulations. To Target's knowledge, Target has complied in all material respects with all laws and regulations applicable to the conduct of its business, including, but not limited to, all regulations of the U.S. Federal Trade Commission,

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except as otherwise previously disclosed in writing to Parent.

                      (o) Insurance. Target has in full force and effect fire, casualty, workers, compensation and general liability insurance policies, with extended coverage, in amounts as previously disclosed to Parent.

                      (p) Operation since the Balance Sheet Date. Since the Balance Sheet Date and except as contemplated by this Agreement, Target:

                             (1)    has operated its business substantially as
it was operated prior to that date and only in the ordinary course;

                             (2)    other than dividends payable in connection
with Target's preferred stock, has not created or otherwise become liable with respect to any indebtedness or declared or made any dividend or distribution of cash, assets or capital stock;

                             (3)    has maintained or kept current its books,
accounts, records, payroll, and filings in the usual and ordinary course of business, consistent with standard practice;

                             (4)    has not made any capital expenditure,
commitment or investment other than in the ordinary course of business.


                      (q) Minute Books. The minute books of Target, which have been provided to Parent, contain a complete summary of all meetings, consents and resolutions of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material aspects.

                      (r) Employment Agreements. Schedule 3(r) is a list of each employment agreement between Target and any director, officer or employee of Target and copies of all such agreements have been provided to Parent prior to the date hereof. Except as provided by the employment agreements and except as set forth on Schedule 3(r) hereto, all other employees of Target are terminable at will without expense or liability to Target.

                      (s) Warranty Claims. To Target's knowledge, there are no pending or threatened material claims against Target for any work performed by Target for any customer, including but not limited to, any services rendered under any warranties, to Target's knowledge, whether express or implied, by a customer of Target, nor, to Target's knowledge, does there exist any basis therefor.

                      (t) Product Liability Claims. To Target's knowledge, there are no pending or threatened product liability claims not otherwise covered by insurance by customers or any third parties of Target which are material with respect to the business or operations of Target, any products now or previously manufactured and/or sold by Target, nor, to Target's knowledge,


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does there exist a basis therefor.

                      (u) Full Disclosure. Neither the Financial Statement, Audited Statements nor the representations and warranties of Target contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.

                      (v) Brownstone Acquisition. Since the Balance Sheet Date, the nature of the business of Target has materially changed as a result of the acquisition by Brownstone Holdings, Inc., a wholly-owned subsidiary of Parent, of substantially all of the assets of Jean Grayson's Brownstone Studio, Inc. and Wilroy, Inc. and the inclusion of such assets in the operation of Target's business (the "Brownstone Acquisition"). Accordingly, the representations and warranties of the Stockholders herein are subject to the changes to Target's business as a result of the Brownstone Acquisition, and the parties hereto hereby agree that none of the changes to Target's business as a result of the Brownstone Acquisition (including, without limitation, changes to assets, liabilities, contingencies, statements of facts or operational matters) shall be deemed a breach of the representations and warranties of the Stockholders herein.


               4.     Investment Representations of Stockholders.

                      (a) Authority. Each Stockholder has full power and authority to enter into and to perform this Agreement in accordance with its terms.

                      (b) Investment Representations. Each Stockholder represents and warrants that he or she is acquiring the Series D Preferred Stock (and any Common Stock into which it may be converted) and the Additional Common Stock for his or her own account, for investment and not with a view to, or for sale in connection with, any distribution of such Series D Preferred Stock or the Additional Common Stock or any part thereof, except as permitted pursuant to the Registration Rights and Transfer Agreement annexed hereto as Exhibit 8(b).

                      (c) Investment Experience; Access to Information. Each Stockholder represents and warrants that he or she is an investor experienced in the evaluation of businesses similar to Target, is able to fend for his or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial business matters as to be capable of evaluating the merits and risks of this investment, has had access to such information as is specified in Rule 502 promulgated under the Securities Act of 1933 ("Securities Act"). The foregoing, however, does not limit or modify the representations and warranties of Parent, Subsidiary, Target or the Stockholders in this Agreement. Each Stockholder represents and warrants that, during the course of this transaction and prior to the purchase of any Series D Preferred Stock, he or she has had the opportunity to ask questions of and receive answers from Parent concerning the terms and conditions of the merger and to obtain any additional information necessary to verify the accuracy of the representations and warranties and other information contained in this Agreement. Each Stockholder confirms that all documents, records and books pertaining to its investment in Parent


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and requested by him or her have been made available or delivered to him or her.

                      (d) Absence of Registration. Each Stockholder understands that:

                             (1)    Subject to Parent's obligations under the
Registration Rights and Transfer Agreement annexed hereto as Exhibit 8(b), the Series D Preferred Stock (and the Common Stock into which it may be converted) and the Additional Common Stock to be sold and issued hereunder has not been registered under the Securities Act and may be required to be held indefinitely unless it is subsequently registered under the Securities Act, or an exemption from such registration is available.

                             (2)    Except as provided in the Registration
Rights and Transfer Agreement in the form attached as Exhibit 8(b) hereto,

Parent is under no obligation to file a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the Series D Preferred Stock (or the Common Stock into which it may be converted) or the Additional Common Stock.

                             (3)    Rule 144 promulgated under the Securities
Act ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the Series D Preferred Stock (or the Common Stock into which it may be converted) or the Additional Stock.

                      (e) Restrictions on Transfer. Except as otherwise provided in the Registration Rights and Transfer Agreement attached hereto as
Exhibit 8(b), (a) each Stockholder agrees that he or she will not, and is not permitted to, offer, sell, pledge, hypothecate, or otherwise dispose of the Series D Preferred Stock (or the Common Stock into which it may be converted) or the Additional Common Stock unless such offer, sale, pledge, hypothecation or other disposition is (i) registered under the Securities Act, or (ii) such offer, sale, pledge, hypothecation or other disposition thereof does not violate the Securities Act, and (b) the certificates representing the Series D Preferred Stock (and any Common Stock into which it may be converted) and the Additional Common Stock shall bear a legend stating in substance:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND SUCH LAWS, OR SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS OTHERWISE EXEMPT FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS.

                      (f) Transfer Instructions. Each Stockholder agrees that Parent may provide for appropriate transfer instructions to implement the provisions of Section 4(e) hereof.


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                      (g)    Economic Risk. Each Stockholder understands that he
or she must bear the economic risk of the investment represented by the purchase of Series D Preferred Stock (and any Common Stock into which it may be converted) and the Additional Common Stock for an indefinite period.

               5. Representations and Warranties of Parent and Subsidiary. Except as set forth in the Schedules hereto, disclosure in any one of which shall apply to any representation and/or warranty made herein, including without limitation Section 5(g), and/or except as otherwise disclosed in writing to Target and/or the Managing Stockholders, each of Parent and Subsidiary, jointly and severally, represents and warrants to Target and Stockholders subject to
Section 5(g) herein:

                      (a) Organization, Standing, etc, of Parent. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and New York, respectively, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Each of Parent and Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects or financial condition.

                      (b) Capitalization and Voting Rights. The authorized capital of Parent consists of:

                             (i)    Preferred Stock. There are authorized one
million (1,000,000) shares of Parent's preferred stock, of which one hundred (100,000) shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), two hundred ninety thousand (290,000) shares have been designated as Series B Preferred Stock (the "Series B Preferred Stock"), sixty thousand (60,000) shares have been designated as Series C Preferred Stock (the "Series C Preferred Stock"), ninety five thousand (95,000) shares have been designated as Series D Preferred Stock (the "Preferred Stock" or the "Series D Preferred Stock") and thirty-four hundred eighty (3,480) shares have been designated as Series E Preferred Stock (the "Series E Preferred Stock"). One hundred thousand (100,000) shares of Series A Preferred Stock are outstanding and are convertible into a total of one million (1,000,000) shares of Parent Common Stock. Two hundred ninety thousand (290,000) shares of Series B Preferred Stock are outstanding and are convertible into the number shares of Parent Common Stock equal to $2,900,285, the liquidation value of the Series B Preferred Stock, divided by 75% of the market price per share of Parent Common Stock immediately prior to conversion. Sixty thousand (60,000) shares of Series C Preferred Stock are outstanding and are convertible into the number shares of Parent Common Stock equal to $600,000, the liquidation value of the Series C Preferred Stock, divided by 75% of the market price per share of Parent Common Stock immediately prior to conversion. Thirty-four hundred eighty (3,480) shares of Series E Preferred Stock are outstanding and are not convertible. No other shares of Parent's preferred stock are issued and outstanding. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock are validly issued, fully paid and nonassessable and have been issued in compliance with applicable state and federal securities laws. The Series D Preferred Stock and Additional Common Stock will be issued in compliance with applicable state and federal securities laws. The rights, preferences, privileges and restrictions of the Series D Preferred Stock are as stated in the Certificate of Designation. At the Closing, the Certificate of Designation will have been duly adopted in conformity with Parent's Certificate of Incorporation and Bylaws. The shares of Series D Preferred Stock and Additional Common Stock have been duly authorized, and, at the Closing, will be validly issued and delivered, fully paid and nonassessable, and free from restrictions on transfer except as set forth in this Agreement.


                             (ii)    Parent Common Stock. There are authorized
fifty million (50,000,000) shares of Parent Common Stock, of which 8,019,433 shares of Parent Common Stock have been duly authorized, validly issued and are outstanding, as of the date hereof. Subject to Schedule 5(b)(ii) hereof, as of the date hereof, assuming the exercise of all options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Parent of any shares of its capital stock, there would be outstanding approximately 17,000,000 shares of Parent Common Stock. The outstanding shares of Parent Common Stock are fully paid, nonassessable and have been issued in compliance with all state and federal securities laws. Parent Common Stock issuable upon conversion of the Series D Preferred Stock (the "Conversion Stock") have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of Parent's Certificate of Incorporation and Bylaws and the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer set forth in this Agreement.

                             (iii)    Options. Except as provided in Schedule
5(b)(iii), there are not outstanding any options, warrants, rights (including conversion or rights) or agreements for the purchase or acquisition from Parent of any shares of its capital stock. Except as provided in this Agreement, Parent is not a party or subject to any agreement or understanding, and, to Parent's best knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any of Parent's voting securities or securities convertible into such voting securities.

                             (iv)    Principal Stockholders. The parties listed
on Schedule 5(b)(iv) attached hereto constitute all of the holders of Parent's capital stock and/or options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Parent of any shares of its capital stock which own (a) 5% or more of Parent's common stock on a fully diluted basis (assuming the exercise of any such options, warrants, rights or agreements) or (b) 5% or more of any class or series of Parent's capital stock. Such holders own the number of shares and/or the rights set forth on Schedule 5(b)(iv).

                      (c) Authority for Agreement. The execution, delivery, and performance of this Agreement by each of Parent and Subsidiary has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of each of Parent and Subsidiary enforceable against it in accordance with its terms. The execution and carrying out of the transactions contemplated by this Agreement and compliance with its provisions by each of Parent and Subsidiary will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, each of Parent's or Subsidiary's Certificate of Incorporation or By-Laws or, in any material respect, any indenture, lease, loan agreement, agreement or other instrument to which Parent or Subsidiary is a party or by which either Parent or Subsidiary or any of their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to each of Parent or Subsidiary.

                      (d) Governmental Consent, etc. Except as otherwise expressly provided in this Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state or local, governmental authority or any other third party is required on the part of either Parent or Subsidiary in connection with the execution and delivery of this Agreement, or the offer, sale and delivery of the Series D Preferred Stock or the conversion thereof to Parent's common stock or the Additional Common Stock; or the consummation of the other transactions contemplated by this Agreement. The sale of the Series D Preferred Stock (and the conversion thereof) and the Additional Common Stock will be in compliance with applicable federal and state securities laws.

                      (e) Issuance of Series D Preferred Stock. The issuance, sale and delivery of the Series D Preferred Stock and the Additional Common Stock in accordance with this Agreement has been, or will be at the Closing Date, duly authorized by all necessary corporate action, and the Series D Preferred Stock and the Additional Common Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable. No person or entity is entitled to any preemptive rights with respect to the issuance of the Series D Preferred Stock and the Additional Common Stock.

                      (f) Information about Parent. Each of (i) the Annual Report on Form 10-K of Parent for the fiscal year September 30, 1996 (the "Annual Report") and (ii) the Quarterly Reports on Form 10-Q for Parent for each of the fiscal quarters ended December 31, 1996, March 31, 1997 and June 30, 1997 (together, the "Quarterly Reports" and, collectively with the Annual Report, the "Reports") contains all statements which are required to be made therein and conforms in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, and none of (a) the Reports, (b) Parent Financial Statement, (c) Parent Audited Statements or (d) the representations and warranties contained in this Agreement contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein or herein not misleading in the light of the circumstances under which they were made. Parent is current in all of its required filings under the Securities Exchange Act of 1934, as amended.

                      (g) Brownstone Acquisition; Material Adverse Change. Since the Balance Sheet Date, the nature of the business of Parent has materially changed as a result of the acquisition by Brownstone Holdings, Inc., a wholly-owned subsidiary of Parent of all of the assets of Jean

Grayson's Brownstone Studio, Inc. and Wilroy, Inc. and the inclusion of such assets in the financial condition and results of operations of Parent's business (the "Brownstone Acquisition"). Accordingly, the representations and warranties of Parent and Subsidiary herein are subject to, and modified to reflect, the changes to Parent's business as a result of the Brownstone Acquisition, and the parties hereto hereby agree that none of the changes to Parent's business as a result of the Brownstone Acquisition (including, without limitation, changes to assets, liabilities, contingencies, statements of facts or operational matters) shall be deemed a breach of the representations and warranties of Parent or Subsidiary herein.

                      (h) Litigation. Except as disclosed on Schedule 5(h), neither Parent nor Subsidiary has received notice of any material action, suit or proceeding, or governmental inquiry or investigation (including the Federal Trade Commission or Federal Postal Authorities) pending or, to the knowledge of Parent or Subsidiary, threatened against Parent, Subsidiary or either of Parent's or Subsidiary's assets, properties or business, or which would have a material adverse effect on Parent's or Subsidiary's business, properties, assets, prospects or financial condition, and, to each of Parent's and Subsidiary's knowledge, each of Parent and Subsidiary is in compliance in all material respects with all laws and regulations materially affecting it, its properties and its business. Neither Parent nor Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would reasonably be expected to have a material adverse affect on Parent's or Subsidiary's business, assets, properties, properties or financial condition. There is no action, suit or proceeding by Parent or Subsidiary currently pending or that Parent or Subsidiary currently intends to initiate which, if determined adversely to Parent or Subsidiary, could reasonably be expected to have a material adverse effect on Parent's or Subsidiary's business, assets, properties, prospects or financial condition.

                      (i) Financial Statements. Parent has furnished to Target and the Stockholders a true and correct copy of Parent's unaudited balance sheet and accompanying income statement and statement of cash flow (the "Parent Financial Statement") as of June 30, 1997 (the "Parent Balance Sheet Date"), an audited financial statement for the fiscal year ended September 30, 1996, as well as audited financial statements for the preceding two fiscal years (the "Parent Audited Statements"). Parent Financial Statement and Parent Audited Statements fairly present the financial condition of Parent as of the dates thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied, and with regard to Parent Financial Statement only, subject to normal year end audit adjustments and accruals, which adjustments and accruals shall not be material. There has been no material adverse change in the financial condition, operations or business of Parent since Parent Balance Sheet Date, and Parent has not incurred any material liability since Parent Balance Sheet Date, other than those incurred in the ordinary course of business or disclosed on Schedule 5(i) hereto as of the Parent Balance Sheet Date. Except as set forth on Parent Financial Statement and
Schedule 5(i) hereto, Parent had no material liabilities, contingent or otherwise, liability for taxes, commitments ending for over one year and requiring the expenditure of more than $25,000 in the aggregate or unrealized or anticipated losses aggregating a material amount. The inventory shown in Parent Financial Statement is in good and saleable condition and in amount and types reasonably required in the conduct of Parent's business.

                      (j) Title to Properties; Liens. Parent has good title to, or a valid and current leasehold interest in, the properties and assets reflected on Parent Financial Statement, except those disposed of since the date thereof in the ordinary course of business, and such properties and assets are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on Parent Financial Statement, (ii) liens for current taxes not yet due and payable, (iii) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (iv) liens which arise by operation of law.

                      (k) Prior Issuance of Capital Stock. All presently outstanding shares of capital stock of Parent have been sold and issued in compliance with applicable federal and state securities laws and are validly issued, fully paid and nonassessable.

                      (l) Material Contracts. Except as disclosed on Schedule 5(l) and other than purchase orders issued for merchandise in the normal course of business, neither Parent or Subsidiary is a party to or bound by any indenture, lease, license, agreement or contract which requires future expenditures by Parent or Subsidiary in excess of $25,000 or which is otherwise material to Parent's business or operations.

                      (m) Compliance with Other Instruments. Neither Parent nor Subsidiary is in violation of any material term or provision of its Certificate of Incorporation or By-Laws, or of any material term of any instrument, loan agreement, agreement, judgment, decree, order, statute, rule or regulation applicable to Parent or Subsidiary.

                      (n) Labor Relations. Except as set forth in Schedule 5(n) hereof, neither Parent nor Subsidiary has any pension, retirement or similar plan or obligation, and all payments due under any benefit plan are current. Neither Parent nor Subsidiary is a party to any collective bargaining agreement and, to the best of each of Parent's and Subsidiary's knowledge, no organization efforts are presently being made with respect to any of their employees. Each of Parent and Subsidiary has complied in all material respects with all applicable laws (including, but not limited to, ERISA), and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

                      (o) Tax Returns and Payment. All of the tax returns and reports of Parent and Subsidiary required by law to be filed have been duly and accurately filed or Parent or Subsidiary has obtained proper extensions therefor and all taxes shown due thereon have been paid and all payroll tax withholdings have been timely deposited. There are in effect no waivers of the applicable statute of limitations for federal, state or local taxes for any period. No deficiency assessment or proposed adjustment of Parent's or Subsidiary's federal, state and local taxes is pending, and neither Parent nor Subsidiary have any knowledge of any proposed liability for any tax to be imposed upon its properties or assets, for which there is not an adequate reserve reflected in Parent Financial Statement.

                      (p) Patents, Trademarks. Parent has good title to all material patents, trademarks, copyrights, trade names and trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of its business. The business of Parent is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and to the best of Parent's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, copyrights, trade names and trade secrets used by Parent.

                      (q)    Environmental Matters. To the best knowledge of
Parent: (i) each of Parent and Subsidiary has obtained all material permits and licenses which are required in connection with its business under all Environmental Laws and is in material compliance therewith; (ii) Parent has at all times conducted its business in material compliance with all Environmental Laws and Parent has not received any written or verbal notice of any past, present or future events, conditions or circumstances which would interfere with or prevent compliance or continued material compliance with any Environmental Laws or which would form the basis of any claim, demand or investigation, based on or related to Parent's or Subsidiary's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against each of Parent and Subsidiary, relating in any way to any Environmental Laws; (iv) there do not exist, and at no time since Parent acquired any premises owned, leased or used by it (the "Parent Premises"), have there existed any conditions which would require remediation by Parent under any Environmental Laws; (v) there are no underground storage tanks located on Parent Premises and (vi) Parent has at all times during its ownership or occupation of Parent Premises disposed of all wastes, hazardous or otherwise, generated by the use of Parent Premises in accordance with Environmental Laws.

                      (r) Compliance with Laws and Regulations. To each of Parent's and Subsidiary's knowledge, each of Parent and Subsidiary has complied in all material respects with all laws and regulations applicable to the conduct of its business, including, but not limited to, all regulations of the U.S. Federal Trade Commission.

                      (s) Insurance. Parent has in full force and effect fire, casualty, workers compensation and general liability insurance policies, with extended coverage, in amounts as previously disclosed to Target.

                      (t) Operation since the Balance Sheet Date. Since the Parent Balance Sheet Date and except as contemplated by this Agreement, Parent:

                             (1)    has operated its business substantially as
it was operated prior to that date and only in the ordinary course;


                             (2)    other than dividends payable in connection
with Parent's preferred stock, has not created or otherwise become liable with respect to any indebtedness or declared or made any dividend or distribution of cash, assets or capital stock;

                             (3)    has maintained or kept current its books,
accounts, records, payroll, and filings in the usual and ordinary course of business, consistent with standard practice;

                             (4)    has not made any capital expenditure,
commitment or investment other than in the ordinary course of business.

                      (u) Minute Books. The minute books of Parent, copies of which have been provided to Target and the Stockholders, contain a complete summary of all meetings, consents and resolutions of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material aspects.

                      (v) Employment Agreements. Schedule 5(v) is a list of each employment agreement between Parent and any director, officer or employee of Parent and copies of all such agreements have been provided to the Stockholders prior to the date hereof. Except as provided by the employment agreements and except as set forth on Schedule 5(v), all other employees of Parent are terminable at will without expense or liability to Parent.

                      (w) Warranty Claims. To Parent's knowledge, there are no pending or threatened material claims against Parent for any work performed by Parent for any customer, including, but not limited to, any services rendered under any warranties, to Parent's knowledge whether express or implied, by any customer of Parent, nor, to Parent's knowledge, does there exist any basis therefor.

                      (x) Product Liability Claims. To Parent's knowledge, there are no pending or threatened product liability claims not otherwise covered by insurance by customers of Parent or any third parties of Parent which are material with respect to the business or operations of Parent, any products now or previously manufactured and/or sold by Parent, nor, to Parent's knowledge, does there exist a basis therefor.

               6.     Conditions to Closing.

                      (a) Conditions Precedent to Parent's and Subsidiary's Obligations. The obligations of Parent and Subsidiary as provided in Section 1 and Section 2 hereof shall be subject to each of the following conditions precedent, any one or more of which may be waived by Parent and Subsidiary:

                             (i)    Representations and Warranties. The
representations and warranties by Target and Stockholders in Section 3 hereof shall be true and accurate in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement.

                             (ii)    Performance. Target and Stockholders shall
have performed
and complied in all material respect with all agreements and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing.

                             (iii)    Consents, Etc. Other than filing the
Merger Certificate, Target and the Stockholders shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and the Merger.

                             (iv)    Compliance Certificate. Target shall have
delivered to Parent or its representative at the Closing an Officer's Certificate to the effect that the representations and warranties of Target continue to be true and accurate in all material respects on the Closing with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement, and that all conditions specified in Sections 6(a)(i) through (iii), inclusive, (x) and (xi) have been fulfilled in all material respects.

                             (v)    Proceedings and Documents. All corporate and
other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Parent and its counsel, and Parent and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                             (vi) Opinion of Target's Counsel. Parent shall have
received from counsel for Target, a favorable opinion, dated the date of the Closing in the form attached hereto as Exhibit 6(a)(vi).

                             (vii) Compliance with the New Jersey Industrial Site Recovery Act ("ISRA").

                                    (A)    Target shall have received from the
New Jersey Department of Environmental Protection or its predecessor or successor ("DEP"), on or before the Closing, either (i) a letter of non-applicability; (ii) a de minimis quantity exemption; (iii) a no-action letter or an approval of a negative declaration; (iv) approval of a remedial action workplan and/or a signed Remedial Action Agreement which meets the conditions of Section 6(a)(vii)(B), for which the Stockholders shall promptly apply pursuant to ISRA and the regulations promulgated thereunder.


                                    (B)    Unless otherwise agreed by Parent,
neither the Stockholders' nor Target's negative declaration or remedial action workplan shall involve or permit any engineering or institutional controls, at, under or about the Subject Premises or any part thereof including without limitation capping, a notice of contamination recorded on the record, or any use or access restrictions or the posting of signs.

                                    (C)    Receipt by the Stockholders and/or
Target of a clean-up deferral, a remediation already in progress waiver, an underground storage tank waiver or a minimal environmental concern determination shall not satisfy the Stockholders, and/or Target's obligation under Section 6(a)(vii)(A) of this Agreement.

                                    (D)    To enable Parent to monitor the
Stockholders' and/or Target's compliance with ISRA, the Stockholders and/or Target shall promptly provide Parent with a copy of all notices, correspondence, submissions, reports, sampling results, negative declarations and remedial action workplans which it intends to submit or receives from the DEP or any other relevant party.

                                    (E)    The Stockholders and/or Target shall
notify Parent in advance of all meetings scheduled between the Stockholders, the Stockholders' representatives, or representatives of Target and the DEP and Parent and Parent's representative shall have the right, but not the obligation, to attend and participate in all such meetings.

                             (viii)    Approval of Lender. The parties jointly
shall have obtained the approval of Congress Financial Corporation to consummate the transactions contemplated by this Agreement, which approval is required pursuant to that certain Loan and Security Agreement dated August 13, 1996, as amended May 14, 1997, by and between Congress Financial Corporation and Target (the "Loan Agreement"), such approval to include a waiver of any defaults under the Loan Agreement or a modification of that financial covenants contained in the Loan Agreement such that Target would be in compliance thereunder following the Closing (the "Congress Approval").

                             (ix)    Concurrent Agreements. Each of the parties
shall have executed the Concurrent Agreements as defined in Section 8 hereof.

                             (x)    Resignations. The Stockholders and Target
shall cause the members of the Board of Directors of Target and Surviving Corporation to resign at or prior to the Closing.

                             (xi)    Material Changes; Due Diligence. Since the
date of this Agreement, there shall not have been any material adverse change in the financial condition, business, assets or operations of Target.


                      (b) Conditions Precedent to Target's and Stockholders' Obligations. The obligation of Target and the Stockholders on the Closing Date as provided in Sections 1 and 2 hereof shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, any one or more of which may be waived by the unanimous consent of the Stockholders.

                             (i)    Representations and Warranties. On the
Closing Date, the representations and warranties by Parent and Subsidiary in
Section 5 hereof shall be true and accurate in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement or, except to the extent that Parent issues any of its common stock (i) upon exercise of conversion of any of its outstanding convertible securities or (ii) for fair market value consideration.

                             (ii)    Performance. Each of Parent and Subsidiary
shall have performed and complied in all material respects with all agreements, obligations and conditions contained herein or in other ancillary documents incident to the transactions contemplated by this Agreement required to be performed or complied with by it prior to or at the Closing Date.

                             (iii)    Consents. Etc. Other than filing the
Merger Certificate, each of Parent and Subsidiary shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, to issue the Series D Preferred Stock and Additional Common Stock to be purchased by the Stockholders at the Closing and to issue the Common Stock into which it may be converted, and the Certificate of Designation of Parent set forth in Exhibit 2(d) shall have been duly authorized and filed with the Secretary of State of the State of Delaware. At the time of the Closing, the sale and issuance of the Series D Preferred Stock and Additional Common Stock and the proposed issuance of the Conversion Stock shall be legally permitted by all laws and regulations to which Parent, Target and/or the Stockholders are subject.

                             (iv)    Compliance Certificate. Parent shall have
delivered to Target and the Stockholders at the Closing an Officer's Certificate to the effect that the representations and warranties of Parent and Subsidiary continue to be true and accurate in all material respects on the Closing with the same force and effect as though such representations and warranties had been made at and as of the time of Closing, except to the extent that any changes therein are specifically contemplated by this Agreement, and that all conditions specified in Sections 6(b)(i) through (iii), inclusive, and 6(b)(ix), (xi) and
(xiv) have been fulfilled in all material respects.

                             (v)    Proceedings and Documents. All corporate and
other proceedings in connection with the transactions contemplated by this

Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Target, the Stockholders and their counsel, and Target, the Stockholders and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                             (vi)    Opinion of Parent's Counsel. Target and the
Stockholders shall have received from counsel for Parent, a favorable opinion, dated the date of the Closing and satisfactory in form and substance to Target, the Stockholders and their counsel, in the form of Exhibit 6(b)(vi) hereto.

                             (vii)    Cancellation of Guarantee. Parent shall
use its best efforts to obtain and shall have obtained the consent of Congress Financial Corporation to the cancellation of that certain Limited Guarantee dated August 13, 1996 between Congress Financial Corporation and

Irving Magram, executed in connection with the Loan Agreement (the "Guarantee") and the Guarantee shall have been duly canceled as of the Closing Date.

                             (viii)    Approval of Lender. The parties shall
jointly have obtained the Congress Approval.

                             (ix)    Parent Directors. Effective as of the
Closing, the authorized number of directors of Parent shall be seven (7). Concurrently with the Closing, Warren Golden shall be appointed as a director of Parent.

                             (x)    Concurrent Agreements. Each of the parties
shall have executed the Concurrent Agreements.

                             (xi)    Material Changes; Due Diligence. Since the
date of this Agreement, there shall not have been any material adverse change in the financial condition, business, assets or operations of Parent.

                             (xii)    Insurance. Parent shall have obtained and
shall be maintaining in full force and effect directors' and officers' liability insurance in reasonable amounts from established and reputable insurers.

                             (xiii)    Surviving Corporation Directors. The
Directors set forth on Schedule 1(f) hereto shall be appointed, as of the Effective Date, as the Directors of the Surviving Corporation.

                             (xiv)    Preferred Stock. Parent shall have duly
adopted, and properly filed with the Delaware Secretary of State, the Certificate of Designation in such form that the Series D Preferred Stock may be issued, attached hereto as Exhibit 2(d).

                             (xv)    Put Shares. Provided that Irving Magram has

so elected, Robert M. Rubin and Jay Kaplowitz shall have purchased from Irving Magram, at or prior to the Closing Date, 222,223 shares of common stock of Parent for an aggregate purchase price of $500,000.

               7.     Indemnification.

                      (a) Indemnification. The Stockholders hereby severally (in proportion to their percentage interests in Target as of the date hereof) agree to indemnify and hold harmless Parent and Surviving Corporation, and Parent hereby agrees to indemnify and hold harmless the Stockholders, from and against all losses, liabilities, costs, damages, obligations, suits, proceedings, demands, judgments, claims and expenses, including reasonable attorneys fees ("Damages"), incurred by the indemnified party resulting from, arising out of, or connected with any damage or deficiency resulting from the material breach of any representation or warranty in this Agreement or any instrument furnished to the indemnified party hereunder, any material misrepresentation or omission, material breach of warranty, material nonfulfillment of any agreement or covenant on the part of the indemnifying party under this Agreement or from any misrepresentation in or omission from any certificate, document or other instrument furnished to the indemnified party hereunder.

                      (b) Notice; Control of Defense; Payments. If any event shall occur which may result in indemnification hereunder, the indemnified party or parties agree to give the indemnifying party or parties prompt written notice thereof. If such event involves a claim by a third party, the indemnifying party or parties shall have the right at its or their sole expense to control and assume the defense of the matter giving rise to such indemnification with counsel reasonably satisfactory to the indemnified party or parties and to compromise or settle any such matter, provided that such compromise or settlement entirely and unconditionally releases the indemnified party or parties from all liability with respect thereto. If the indemnifying party or parties shall assume the defense of the indemnified party or parties, the indemnified party or parties shall have the right to participate in such defense but only at its or their own expense and the indemnifying party or parties shall not be obligated to pay the fees of counsel to the indemnified party or parties incurred after such assumption. If the indemnifying party or parties do not assume the defense of such matter within a reasonable time after notice thereof, the indemnified party or parties may defend, settle and/or compromise such matter for the account and the expense of the indemnifying party or parties. All amounts payable by any indemnitor as detailed in this Section 7 shall be paid in U.S. Dollars; provided, however, that any Stockholder may satisfy any obligation to make payments pursuant to this Section 7 (including, without limitation, any amounts payable pursuant to Section 3(k) hereof), in whole or in part, at such Stockholder's option, by delivering to Parent in lieu of cash Parent Common Stock equal in value to such amounts payable under this Section 7. For purposes of this Section 7(b), the value of Parent Common Stock shall be calculated using the valuation of Parent Common Stock as of the Closing Date (the "Closing Date Valuation").


                      (c)    Limitations on Indemnification.

                             (i)    Neither the Stockholders, on the one hand,
nor Surviving Corporation or Parent, on the other hand, shall be entitled to be indemnified pursuant to this Section 7 unless and until the aggregate of all Damages incurred by the Stockholders, on the one hand, or Surviving Corporation or Parent, on the other hand, exceeds $250,000, except that with respect to a breach of the third sentence of Section 3(k) herein, such threshold amount shall be $100,000.

                             (ii)    The maximum liability of the Stockholders,
on the one hand, or Parent, on the other hand, shall not exceed $9,500,000 in the aggregate.

                             (iii)    The obligations of the parties pursuant to
this Section 7 shall terminate on the first anniversary of the Closing Date (the "Termination Date"), and no party shall be liable, following the Termination Date (except in connection with claims brought in good faith prior to the Termination Date), to indemnify or hold harmless another party from or against any Damages arising from or in connection with this Agreement or any certificate, document or other instrument furnished hereunder, regardless of whether such Damages arise prior to the termination Date.

                             (iv)    Parent shall not be entitled to recover
from any individual Stockholder pursuant to this Section 7 unless Parent's claim for indemnification is asserted and pursued with commensurate efforts against all of the Stockholders unless Parent has otherwise released such Stockholder from the obligation under this Section 7 pursuant to the Assignment of Rights Agreement annexed hereto as Exhibit 8(c).

               8.     Concurrent Agreements.

                      (a) Employment Agreements. At the Closing, Parent shall enter into certain employment agreements in the form attached hereto as Exhibit 8(a) ("Employment Agreements") with Irving Magram, Warren Golden and Stephanie Sobel.

                      (b) Registration Rights and Transfer Agreement. Parent shall enter into the Registration Rights and Transfer Agreement in the form attached hereto as Exhibit 8(b) with Irving Magram, Warren Golden and Stephanie Sobel. Parent shall file as soon as practicable following the execution of this Agreement a registration statement as provided in Section 1(b)(i) of the Registration Rights and Transfer Agreement.

                      (c) Assignment Agreement. Parent, Target and Stockholders shall enter into an Assignment of Rights Agreement in the form attached hereto as Exhibit 8(c).


                9.    Covenants of Target. Target covenants as follows:

                      (a) Operation of Target Prior to Closing. From the date hereof until Closing, except as otherwise expressly provided for in this Agreement, Target shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation. Target:

                             (i)    shall not effect any amendment to Target's
articles or certificate of incorporation or bylaws;

                             (ii)   shall not pay or agree to pay to any
employee, officer or director of Target, compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business;

                             (iii)  shall not merge or consolidate Target with
any other entity or allow it to acquire or agree to acquire any other entity (subject to fiduciary duty);

                             (iv) shall not sell, transfer, or otherwise dispose
of any Target assets
except in the ordinary course of business consistent with past practices;

                             (v)    shall not create, incur, assume, or
guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of its assets, except those in existence on the date hereof;

                             (vi)   shall not make any capital expenditure or
series of capital expenditures in excess of $100,000 except in connection with the Brownstone Acquisition;

                             (vii)  other than dividends payable in connection
with Target's Preferred Stock, shall not declare or pay any dividends on or make any distribution of any kind with respect to any of its capital stock;

                             (viii) shall maintain the facilities, assets and
properties of Target in good operating repair, order and condition, reasonable wear and tear excepted, and to notify Parent immediately in the event of any loss or damage to any of Target's assets;

                             (ix)   shall maintain in full force and effect with
respect to the assets, employees and business of Target, all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement and to apply the proceeds received under any such insurance policy or as a result of any loss or destruction of or damage to any assets of Target to the repair or replacement of such assets;


                             (x)    shall use its best efforts to preserve the
present employees, reputation and business organization of Target, and the relationship of Target with its customers and others having business dealings with it;

                             (xi)   shall not permit the issuance of any
additional shares of the capital stock of Target or take any action affecting the capitalization of Target; and

                             (xii)  shall comply with and not be in default or
violation under any law, regulation, decree or order applicable to the business, operations or assets of Target.

                      (b) Inspection. Target shall permit Parent to visit and inspect Target's properties, to examine its books of account and records and to discuss Target's affairs, finances and accounts with its officers, all at such reasonable times and for such duration so as not to interfere with Target's normal operations as may be requested by the Stockholders.

                      (c) Approval of Lenders. Target shall use its best efforts to obtain the Congress Approval.

               10. Covenants of Parent. Parent covenants as follows:

                      (a) Operation of Parent Prior to Closing. From the date hereof until Closing, except as otherwise expressly provided for in this Agreement, Parent shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation. Parent:

                             (i)    except to provide for designation of
Preferred Stock, shall not effect any amendment to Parent's articles or certificates of incorporation or bylaws;

                             (ii)   shall not pay or agree to pay to any
employee, officer or director of Parent, compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business;

                             (iii)  shall not merge or consolidate Parent with
any other entity or allow it to acquire or agree to acquire any entity (subject to fiduciary duty);

                             (iv)   shall not sell, transfer, or otherwise
dispose of Parent assets except in the ordinary course of business consistent with past practices or for fair market consideration;

                             (v)    shall not create incur, assume, or guarantee
any indebtedness for money borrowed except in the ordinary course of business,

or create or suffer to exist any mortgage, lien or other encumbrance on any of its assets, except those in existence on the date hereof;

                             (vi)   shall not make any capital expenditure or
series of capital expenditures in excess of $100,000, except with respect to the Brownstone Acquisition;

                             (vii)  other than dividends payable in connection
in Parent's Preferred Stock shall not declare or pay any dividends on or make any distribution of any kind with respect to any of its capital stock;

                             (viii) shall maintain the facilities, assets and
properties of Parent in good operating repair, order and condition, reasonable wear and tear excepted, and to notify Target immediately in the event of any loss or damage to any of Parent's assets;

                             (ix)   shall maintain in full force and effect with
respect to the assets, employees and business of Parent, all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement and to apply the proceeds received under any such insurance policy or as a result of any loss or destruction of or damage to any assets of Parent to the repair or replacement of such assets;

                             (x)    shall use its best efforts to preserve the
present employees,
reputation and business organization of Parent, and the relationship of Parent with its customers and others having business dealings with it;

                             (xi)   shall make such filings with the U.S.
Securities and Exchange Commission as required, in a timely manner, of issuers registered under Section 12 of the Securities Exchange Act of 1934, as amended; and

                             (xii)  shall materially comply with and not be in
default or violation under any law, regulation, decree or order materially applicable to the business, operations or assets of Parent.

                      (b) Inspection. Parent shall permit the Stockholders to visit and inspect Parent's properties, to examine its books of account and records and to discuss Parent's affairs, finances and accounts with its officers, all at such reasonable times and for such duration so as not to interfere with Parent's normal operations as may be requested by the Stockholders.

                      (c) Appointment of Directors. For such time as the Stockholders own the Preferred Stock, the Stockholders, as owners of the Series D Preferred Stock, shall be entitled to nominate one (1) person for election to Parent's Board of Directors.


                      (d) Cancellation of Guarantee. Parent shall use its best efforts to obtain the consent of Congressional Financial Corporation to the cancellation of the Guarantee.

                      (e) Approval of Lenders. Parent shall use its best efforts to obtain the Congress Approval.

               11. Confidentiality. Parent, on the one hand, and Target and the Stockholders, on the other hand, will keep confidential all information and documents obtained from the other (except for any information disclosed to the public pursuant to a press release authorized by the parties) and in the event the Closing does not occur will promptly return such documents and will not use such information for its own advantage, except to the extent that (a) the information must be disclosed by law, (b) the information becomes publicly available by reason other than disclosure by the party subject to the confidentiality obligation, (c) the information is independently developed, (d) the information is obtained from another source not obligated to keep such information confidential, or (e) the information is already publicly known or known to the receiving party when disclosed.

               12.    Miscellaneous.
                      -------------

                      (a) Brokers. Each of Parent and Subsidiary on the one hand and the Stockholders and Target on the other hand represent and warrant to each other that no broker, investment banker or finder is entitled to any financial advisory fee, brokerage fee or finder's fee or other similar payment from it or him or her, as the case may be, with respect to the execution of this

Agreement or the transactions contemplated hereby. Parent on the one hand and the Stockholders and Target on the other hand each agree to hold each other harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted by any broker or other person who claims to be entitled to a broker's or finder's fee or similar fee or commission from it or him or her as the case may be, in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby by reason of it, his or her acting at the request of said person.

                      (b) Expenses. Each of Parent and Subsidiary, on the one hand, and the Target, on the other hand, shall bear its own costs, including attorneys fees, involved in the negotiating of this Agreement and consummation of the transactions contemplated hereby.

                      (c) Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement until one (1) year from the Effective Time and thereafter the representations, warranties and indemnification obligations

(except in connection with claims brought in good faith prior to the Termination
Date) hereunder shall terminate and no action can be brought in connection therewith.

                      (d) Notices. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered to the party at such address as indicated on the first page hereof or such other addresses as each of the parties hereto may provide from time to time to the other parties by written notice in accordance with the terms of this Section 11(d). For purposes of computing the time periods set forth in this Agreement, the date of mailing shall be deemed to be the delivery date.

                      (e) Modifications; Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or in writing, except that any provision of this Agreement may be amended and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the parties hereto.

                      (f) Entire Agreement. This Agreement and the Concurrent Agreements contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to the date hereof.

                      (g) Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto.

                      (h) Remedies Cumulative: Waiver. No remedy referred to herein including, but not limited to indemnification under Section 7 herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver of any default shall be a waiver of any future or subsequent default. The failure or delay in exercising any rights granted a party hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right shall not exhaust the same or constitute a waiver of any other right provided herein.

                      (i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                      (j) Governing Law and Severability. Except to the extent that Delaware Law is mandatorily applicable to the Merger, this Agreement shall be governed by the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York. If any provision of this Agreement or any application thereof is held to be unenforceable, the remainder of the Agreement and any application of such provision shall not be affected thereby and to the extent permitted by law, there shall be substituted for the provisions held unenforceable, provisions which shall, as nearly as possible, have the same economic effect as the provisions held unenforceable.

                      (k) Headings. The descriptive headings of the Sections hereof and the Schedules and Exhibits hereto are inserted for convenience only and do not constitute a part of this Agreement.


                                                   DIPLOMAT CORPORATION


                                                   By:/s/ ROBERT M. RUBIN
                                                          Robert M. Rubin
                                                          Chairman

                                                   MAGRAM ACQUISITION CORP.


                                                   By:/s/ JONATHAN ROSENBERG
                                                          Jonathan Rosenberg
                                                          President

                                                   LEW MAGRAM LTD.


                                                   By:/s/ IRVING MAGRAM
                                                          Irving Magram
                                                          President

                                                   /s/ ROBERT M. RUBIN
                                                   Robert M. Rubin

                                                   /s/ JAY M. KAPLOWITZ
                                                   Jay Kaplowitz

                                                   /s/ IRVING MAGRAM
                                                   Irving Magram

                                                   /s/ WARREN GOLDEN
                                                   Warren Golden

                                                   /s/ STEPHANIE SOBEL

                                                   Stephanie Sobel

                               [Schedules Omitted]

                           [Exhibit 6(a)(vi) Omitted]

                           [Exhibit 6(b)(vi) Omitted]

                                  EXHIBIT 1(c)

                              CERTIFICATE OF MERGER
                                       OF
                            MAGRAM ACQUISITION CORP.
                                      INTO
                                 LEW MAGRAM LTD.

                       Under Section 904 of the Business Corporation Law

        The undersigned corporations organized and existing under and by virtue of, the Business Corporation Law of New York.

        DO HEREBY CERTIFY:

        FIRST: That the name and state of incorporation of each of the constituents corporations of the merger is as follows:

                         Magram Acquisition Corp., a New York Corporation

                         Lew Magram Ltd., a New York Corporation.

        SECOND: That the name of the surviving corporation of the merger is Lew Magram Ltd.

        THIRD: That Magram Acquisition Corp. has one class of outstanding shares designated common shares, of which 100 common shares are outstanding and which are entitled to vote.

        FOURTH: That Lew Magram Ltd. has one class of outstanding shares designated common shares, of which 141.18 shares are outstanding and which are entitled to vote.

        FIFTH: That there are no amendments or changes to the Certificate of Incorporation of Lew Magram to be effected by the merger.

        SIXTH: That the effective date of the merger shall be the date of filing of the Certificate of Merger by the Department of State.

        SEVENTH: That the Certificate of Incorporation of Magram Acquisition Corp. was filed with the Department of State on October 24, 1997; and that the Certificate of Incorporation of Lew Magram Ltd. was filed with the Department of State on April 16, 1957, under the name of Lew Magram Shirt Maker to the Stars, and as amended March 21, 1983, as amended June 3, 1987.

        EIGHTH: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by the board of directors of each of the constituent corporations in accordance with the requirements of Section 902 of the Business Corporation Law and by the shareholders of each of the constituent corporations in accordance with Section 903 of the Business Corporation Law.

               IN WITNESS WHEREOF, each of the constituent corporations has caused this certificate to be signed by a duly authorized officer this ______ day of _______, 1997, and affirm as true the foregoing under penalties or perjury.


                                          MAGRAM ACQUISITION CORP.



                                          By:_____________________________
                                                 Name:
                                                 Title:


                                          By:______________________________
                                                 Name:
                                                 Title:


                                          LEW MAGRAM LTD.



                                          By: _____________________________
                                                 Name:
                                                 Title:


                                          By:______________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT 2(d)

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES D PREFERRED STOCK
                                       OF
                              DIPLOMAT CORPORATION

        Pursuant to Section 151 of the Delaware General Corporation Law, Diplomat Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law that pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board, by a Unanimous Written Consent dated ___________, 1997, adopted the following resolution authorizing the creation and issuance of a series of 95,000 shares of Series D Preferred Stock, (the "Series D Preferred Stock" or the "Series"), which resolution is as follows:

             RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board hereby creates a series of 95,000 shares of Series D Preferred Stock, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special limitations or restrictions thereon (in addition to the designations, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock of all series, if any) as follows:

               1. Designation. The shares of the Series shall be designated "Series D Preferred Stock", and the number of shares constituting the Series shall be 95,000.

               2. Dividends. Holders of the Series D Preferred Stock (the "Holders") shall be entitled to an annual cumulative dividend of eight and one-half percent (8.5%) of the Liquidation Value of the Series D Preferred
Stock, from the date of issuance and payable monthly commencing          , 1997.
Dividends will be payable in cash or accumulated and payable in kind in Common Stock upon conversion pursuant to Section 5 herein. The Corporation may set a record date for the payment of any dividend, on at least 10 days prior notice to all holders, which record date shall be not more than 60 days prior to a dividend payment date. Dividends payable for any period less than a full year, will be computed on the basis of a 360 day year with equal months of 30 days.

               3.     Liquidation.

                      (a) Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the Holders shall be entitled to be paid an amount equal to $100.00 per share ("Liquidation

Value") of Series D Preferred Stock held, before any distribution or payment is made upon any shares of Common Stock and any other series of stock junior to the Series D Preferred Stock. The Series D Preferred Stock shall be in parity with the most senior of the Corporation's preferred stock, including but not limited to Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock (the "Parity Stock") with respect to liquidation rights. The Corporation shall not authorize or issue any class or series of preferred stock which is pari passu or senior to the Series D Preferred Stock without the prior written consent of the Holder of the Series D Preferred Stock (pursuant to Section 6 hereof).

                      (b) Ratable Distribution. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Series D Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders and the Holders of the Parity Stock.

                      (c) Corporate Changes. The sale, lease or exchange of all or substantially all of the Corporation's assets or the merger or consolidation of the Corporation which results in the holders of Common Stock of the Corporation receiving in exchange for such Common Stock cash, notes, debentures or other evidences of indebtedness or obligations to pay cash, or preferred stock of the surviving entity which ranks on a parity with or senior to the Series D Preferred Stock as to dividends or upon liquidation, dissolution or winding-up shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3(c). In the case of mergers or consolidations of the Corporation where holders of Common Stock of the Corporation receive, in exchange for such Common Stock, common stock or preferred stock in the surviving entity (whether or not the surviving entity is the Corporation) of such merger or consolidation, or common stock or preferred stock of another entity (in either case, such preferred stock to be received in exchange for common stock is herein referred to as "Exchanged Preferred Stock"), which is junior as to dividends and upon liquidation, dissolution or winding up to the Series D Preferred Stock, the merger agreement or consolidation agreement shall expressly provide that the Series D Preferred Stock shall become preferred stock of such surviving entity or other entity, as the case may be, with the same annual dividend rate and equivalent rights to the rights set forth herein; provided however that if the Exchanged Preferred Stock is to be mandatorily redeemed in whole or in part through the operation of a sinking fund or otherwise the merger or consolidation agreement shall expressly provide that, or other provisions shall be made so that, all shares of the Series D Preferred Stock shall be mandatorily redeemed prior to the first mandatory redemption of the Exchanged Preferred Stock; and provided further, that in the event the Corporation or an affiliate of the Corporation optionally redeems or otherwise acquires any or all of the then outstanding shares of

Exchanged Preferred Stock, the Corporation shall redeem all shares of Series D Preferred Stock. In the event of a merger or consolidation of the Corporation where the consideration received by the holders of common stock consists of two or more types of the consideration set forth above, the holders of the Series D Preferred Stock shall be entitled to receive either cash or securities based upon the foregoing in the same proportion as the holders of common stock of the Corporation are receiving cash or debt securities, or equity securities in the surviving entity or other entity.

             4. Voting Rights. The Series D Preferred Stock shall have voting rights equal to _________________ [amount of common stock into which Series D Preferred Stock are convertible] shares of the Company's common stock on all matters on which the common stock votes.

               5. Conversion Rights. The Series D Preferred Stock shall be convertible into Common Stock immediately as follows:

                      (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, a Holder shall have the right at such Holder's option at any time or from time to time, to convert any of such shares of Series D Preferred Stock into fully paid and non-assessable shares of Common Stock at the then Conversion Rate (as hereinafter defined), plus accrued and unpaid dividends upon the terms hereinafter set forth.

                      (b)    Conversion Rate. Each share of Preferred Stock is
convertible into            [to be determined at closing date] shares of common
stock, subject to adjustment as set forth in Section 5(d) hereof.

                      (c) Mechanics of Conversion. The Holder may exercise the conversion right specified in Section 5(a) by giving written notice to the Corporation, that the Holder elects to convert a stated number of shares of Series D Preferred Stock into a stated number of shares of Common Stock, and by surrendering the certificate or certificates representing the Series D Preferred Stock so to be converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours on or before the Conversion Date (as defined below), together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates of Common Stock shall be issued.

                             (1)    Conversion Deemed Effective. Conversion
shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares are made and such date is referred to as the "Conversion Date"; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

                             (2)    Issuance of Common Stock; Effect of
Conversion. Promptly after receipt from a Holder of the written notice referred to in Section 5(c) and surrender of the certificate or certificates representing the share or shares of Series D Preferred Stock to be converted, the Corporation shall cause to be issued and delivered to said holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common

Stock issuable upon the conversion of such share or shares.

                      (d) Conversion Rate Adjustments. The Conversion Rate shall be subject to adjustment from time to time as follows:

                             (1)    Consolidation, Merger, Sale, Lease or
Conveyance. In case of any consolidation with or merger of the corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Corporation as an entirety or substantially as an entirety, each share of Series D Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of Series D Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of the shares of Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series D Preferred Stock.

                             (2)    Stock Dividends, Subdivisions,
Reclassification or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Series D Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive had such Series D Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Rate shall be made whenever any event specified above shall occur.


                      (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series D Preferred Stock. If more than one share of Series D Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares Series D Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current market price.

                      (f) Treasury Stock. For the purposes of this Section 5, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

                      (g) Costs. The Holder shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series D Preferred Stock; provided further that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series D Preferred Stock in respect of which such shares are being issued.

                      (h) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Series D Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Preferred Stock.

                      (i) Approvals. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series D Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series D Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

                      (j) Valid Issuance. All shares of Common Stock which may be issued upon conversion of shares of Series D Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

               6. Covenants. In addition to any other rights provided by law, so long as any Series D Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than two-thirds of such outstanding shares of Series D Preferred Stock, will not:

                      (a) amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-Laws if such action would alter adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series D Preferred Stock, or increase the number of shares of Series D Preferred Stock authorized hereby;

                      (b) authorize or issue shares of any class or series of stock having any preference or priority as to dividends or assets or other rights superior to any such preference or priority of the Series D Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series D Preferred Stock;

                      (c) reclassify any class or series of any stock junior in liquidation rights to the Series D Preferred Stock ("Junior Stock") into stock in parity with the Series D Preferred Stock with respect to liquidation rights or stock senior to the Series D Preferred Stock with respect to liquidation rights ("Senior Stock") or reclassify any series of Junior Stock into Senior Stock;

                      (d) declare or pay on any Junior Stock any dividend whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed by the Corporation, nor shall any monies be paid or made available for a sinking fund nor the purchase or redemption of any Junior Stock, unless all dividends to which the holders of Series D Preferred Stock shall have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart.

               7. No Preemptive Rights. No holders of Series D Preferred Stock, nor of the security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire Series D Preferred Stock, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

               8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The Shares of Series D Preferred Stock shall have no preemptive or subscription rights.

               9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

               10. Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

               11. Status of Reacquired Shares. Shares of Series D Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series D Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.


               IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its President and attested to this ______ day of _______ 1997.

                                           DIPLOMAT CORPORATION


                                           By:_____________________________
                                              Jonathan Rosenberg, President


ATTESTED


-------------------------------
Stuart A. Leiderman

                                 EXHIBIT 8(a)-1

                                 LEW MAGRAM LTD.

                              EMPLOYMENT AGREEMENT

               EMPLOYMENT AGREEMENT made as of this ___ day of _______, 1998 by and between LEW MAGRAM LTD., a New York corporation (hereinafter referred to as "Employer"), a wholly-owned subsidiary of Diplomat Corporation, a Delaware corporation ("Parent") and IRVING MAGRAM, (hereinafter referred to as "Employee");

                              W I T N E S S E T H:

               WHEREAS, Employer desires to employ Employee as President; and

               WHEREAS, Employee is willing to be employed as President in the manner provided for herein, and to perform the duties of President of Employer upon the terms and conditions herein set forth;

               NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

               1. Employment of Employee. Employer hereby employs Employee as President.

               2. Term. The term of this Agreement shall commence on the execution hereof (the "Commencement Date") and expire three (3) years from such date (which, with renewals, if any, the "Term"). Each 12 month period from the Commencement Date forward during the Term shall be referred to as an "Annual Period." After three years from the Commencement Date, this Agreement shall automatically renew annually unless either Employer or Employee gives notice not to renew at least one hundred eighty (180) days prior to the end of the applicable Annual Period. During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

               3. Duties. Employee hereby agrees that, throughout the period of his employment hereunder, he shall devote his business time, attention, knowledge and skills, diligently in furtherance of the business of Employer, shall perform the duties assigned to him by the Board of Directors of Employer (the "Board") consistent with his executive position at Lew Magram Ltd. immediately prior to the date hereof, and shall observe and carry out such rules and regulations, policies and directions as Employer may from time to time establish to the extent consistent herewith. During the term of this Agreement, Employee shall do such traveling as may be reasonably required of him in the performance of his duties on behalf of Employer consistent with travel during periods prior to the date hereof. Employee shall be available to confer and consult with and advise the officers and directors of Employer at such times during business hours that may be required reasonably by Employer. Employee shall report directly and solely to the Board of Directors of Employer.

               4.     Compensation.

                      (a) Employee shall be paid a minimum of $200,000 for each Annual Period such amount to be increased, if Parent is profitable for the fiscal year ending September 30, 1998, in an amount determined by the majority of the noninterested members of the Board excluding Employee at the Board's discretion. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less frequently than monthly. Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board in addition to amounts received from the Total Bonus Pool pursuant to
Section 10 hereof.

                      (b) Employee shall be entitled to participate in and receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Parent or Employer as may now or hereafter exist; provided that Employer shall provide Employee medical benefits consistent with Lew Magram Ltd.'s former practices. Employee shall also be entitled to participate in or receive all other benefits and perquisites generally available to senior executives of Employer or Parent that may be in effect from time to time during the Employee's employment hereunder. Employer shall be under no obligation to institute or continue the existence of any such employee plan, benefit or perquisite. Parent shall consider adopting a deferred compensation/retirement benefits plan, in which, upon adoption, Employee will be permitted to participate.

               5. Expenses. Employer shall reimburse Employee, promptly upon presentation of receipts or vouchers thereof, for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of Employer, in accordance with policies of Employer from time to time in effect. Until expiration of the current automobile lease, Employer shall furnish Employee a luxury automobile for so long as Employee shall remain in the employ of Employer for his exclusive use in connection with the business of Employer by paying the existing lease payments, insurance, and all costs incident to the maintenance and operation of such automobile. After the current lease expires, Employee will be entitled to a similar automobile procedurally consistent with Parent's policies. Employer shall pay all expenses incident to the maintenance and operation of such automobile, including, without limitation, insurance, gasoline, oil, and repairs, the costs of furnishing such automobile and of such maintenance and operation not to exceed $20,000 per Annual Period. Employer shall also pay the cost of a parking space for Employee's automobile in a facility as proximate to Employer's New York office as is practicable, where needed. Employer shall also provide Employee with a cellular phone.

               6. Vacation. Employee shall be entitled to receive three (3) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

               7. Employee's Representations. Employee is free to enter into this Employment Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Employment Agreement, and that Employee's execution and performance of this Employment Agreement is not a violation or breach of any agreement between Employee and any other person or entity.

               8. Nondisclosure of Confidential Information; Ownership of Intellectual Property Rights; Non Competition; Covenant Not to Compete.

                      (a) Nondisclosure of Confidential Information. During the term of this Employment Agreement and at all times thereafter, Employee will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description relating to the business of Employer, provided that such information is not and does not in the future become known or available to third parties or general economic trade information known to the industry generally, both of which does not arise as a result of a disclosure by Employee or his agents.

                      (b) Employer Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, relating to the business of Employer which Employee shall prepare, use, construct, observe, possess or control, except Employee copies of all such documents which pertain to Employee ("Employee Materials"), shall be and remain the sole property of Employer. Upon termination of this Employment Agreement, Employee shall deliver promptly to Employer all such Employer Materials.

                      (c) Certain Restrictions on Business Activities. During the term of this Employment Agreement, Employee agrees that:

                             (i)    Business Activities. He will not, directly
or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Employer's business, and he will not undertake planning for or organization of any business activity directly competitive with Employer's business, except for the period after notice of non-renewal of Employee's employment, or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity, except the purchase of less than four percent (4%) of the stock of a publicly traded company which is not affiliated with Employer.

                             (ii)   Solicitation of Employees, Etc. During the
term of this Agreement and six (6) months thereafter, he will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

                      (d) Covenant Not to Compete. Employee covenants and agrees that, if Employee's employment with Employer is terminated other than by Employer without Cause (as defined herein) at any time, for a period of six (6) months after the date of such termination, Employee will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a four percent (4%) equity interest in any enterprise the securities of which are publicly traded) in any business entity doing business in the United States engaged in direct competition with the business conducted by Employer on the date of termination. This Covenant Not to Compete shall survive the termination or expiration of the other provisions of this Employment Agreement. If any court determines that this Covenant Not to Compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                      (e) Severability. Employee agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

               9.     Termination.

                      (a)    Termination by Employer.


                             (i)    Employer may terminate this Agreement upon
written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in direct competition with Employer's businesses; (B) the conviction of

Employee for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) deliberate actions taken by Employee to the material detriment of Employer; and/or (E) material breach of this Agreement. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 20 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

                             (ii)   In the event that during the term of his
employment with Employer, Employee shall become Disabled (as that term is defined herein), Employer may terminate this Agreement and Employee's employment hereunder at any time upon 10 days' written notice to Employee and Employee shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in
Section 4(a) to which he was theretofore entitled, payable in equal installments no less frequently than monthly. For the purposes of this Agreement, Employee shall be deemed to have become Disabled when by reason of his physical or mental incapacity, Employee shall not perform his duties hereunder for a period of four consecutive months or for an aggregate of 120 days in any consecutive period of six months. Any proceeds of disability insurance policies or plans maintained by Employer, in addition to the contributory state mandated minimum coverage policy, for the benefit of Employee shall be paid to Employee and shall reduce on a dollar for dollar basis the obligations of Employer under this Section 9.

                             (iii)  This Employment Agreement and Employer's
obligations hereunder shall terminate upon Employee's death. Upon termination for death, Employer shall continue to pay the compensation payments pursuant to
Section 4(a) to the surviving spouse of Employee (or if there is none to Employee's estate) for the succeeding six (6) months.

                      (b) Termination by Employee. Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events:

                                    (A)   Employer acts to materially reduce
Employee's duties and responsibilities hereunder.

                                    (B)   A reduction in Employee's rate of base

compensation, the failure to pay Employee a bonus due under Section 10 hereof, or material reduction in Employee's other benefits; or

                                    (C)   A material breach of this Agreement by
Employer, which is not cured within thirty (30) days of written notice of such breach by Employer.

If Employer shall terminate Employee's employment other than due to his death or disability or for Cause (as defined in Section 9(a)(i) of this Agreement), or if Employee shall terminate this Agreement under Section 9(b), Employee shall continue to be entitled to receive all amounts provided for by Section 4 and all additional employee benefits under Section 4 regardless of the amount of compensation he may earn with respect to any other employment he may obtain for the remainder of the Term as it may be extended from time to time.

               10. Bonus. Each of Employee, Warren Golden and Stephanie Sobel (collectively the "Total Bonus Pool Participants") shall be entitled to a portion of an amount equal to ten percent (10%) of Employer's earnings before income taxes up to a maximum of $150,000 per Annual Period ("Total Bonus Pool"). The allocation of the Total Bonus Pool to each Total Bonus Pool Participant shall be as follows: Employee - 40%; Warren Golden-40%; Stephanie Sobel-20%. The Total Bonus Pool shall be payable within 90 days after the end of Employer's fiscal year commencing with the fiscal year ended September 30, 1998. So long as any Total Bonus Pool Participant is an employee of Employer, the full amount of the Total Bonus Pool shall be dispersed to the Total Bonus Pool Participants annually.

               11. Excise Tax. In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

               12. Arbitration. Any controversies between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

               13. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

               14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

               15. Assignment. This Agreement shall not be assigned to other parties.

               16. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York.

               17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or (c) received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                       (i)    if to the Employer:

                              Diplomat Corporation
                              25 Kay Fries Drive
                              Stony Point, New York 10980
                              Attention: Jonathan Rosenberg
                              Telefax: (914) 786-8727
                              Telephone: (914) 786-5552

                              With a copy to:


                              Gersten, Savage, Kaplowitz & Fredericks, LLP
                              101 East 52nd Street
                              New York, New York 10022
                              Attention:  Jay M. Kaplowitz, Esq.
                              Telefax: (212) 980-5192
                              Telephone: (212) 752-9700

                       (ii)   if to the Employee:

                              Irving Magram

                              56 Huyler Landing
                              Cresskill, New Jersey 07626
                              Telefax:
                              Telephone:

                              With a copy to:

                              Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, New York 10022

                              Attention: Joel Yunis
                              Telefax: (212) 940-8776
                              Telephone: (212) 940-8800

               18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

               19. Guarantee. In order to induce Employee to execute and deliver this Agreement, Parent hereby irrevocably and unconditionally guarantees the full, prompt and complete performance of each and every obligation and liability of Employer under this Agreement.


               IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                       LEW MAGRAM LTD.



                                       By:____________________________________
                                           Jonathan Rosenberg, Vice President




                                          ____________________________________
                                           Irving Magram

                                       As to Section 19.


                                       DIPLOMAT CORPORATION



                                       By:________________________________
                                           Jonathan Rosenberg, President

                                 EXHIBIT 8(a)-2

                              DIPLOMAT CORPORATION

                              EMPLOYMENT AGREEMENT


               EMPLOYMENT AGREEMENT made as of this ___ day of _______, 1998 by and between DIPLOMAT CORPORATION, a Delaware corporation (hereinafter referred to as "Employer") and LEW MAGRAM LTD., a New York corporation and wholly owned subsidiary of Employer (hereinafter referred to as "Magram"), and WARREN GOLDEN, (hereinafter referred to as "Employee");

                              W I T N E S S E T H:

               WHEREAS, Employer desires to employ Employee as its Executive Vice President and Chief Operating Officer and Magram wishes to employ Employee as its Executive Vice President; and

               WHEREAS, Employee is willing to be employed in the manner provided for herein, and to perform the duties provided for herein upon the terms and conditions herein set forth;

               NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

               1. Employment of Employee. Employer hereby employs Employee as Executive Vice President and Chief Operating Officer and Magram hereby employs Employee as Executive Vice President.

               2. Term. The term of this Agreement shall commence on the execution hereof (the "Commencement Date") and expire three (3) years from such date (which, with renewals, if any, the "Term"). Each 12 month period from the Commencement Date forward during the Term shall be referred to as an "Annual Period." After three years from the Commencement Date, this Agreement shall automatically renew annually unless either Employer or Employee gives notice not to renew at least one hundred eighty (180) days prior to the end of the applicable Annual Period. During the Term, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

               3. Duties. Employee hereby agrees that, throughout the period of his employment hereunder, he shall devote his business time, attention, knowledge and skills, diligently in furtherance of the business of Employer and Magram, shall perform the duties assigned to him by the President and Board of Directors of Employer and Magram consistent with his executive positions with Employer and Magram, respectively, and shall observe and carry out such rules and regulations, policies and directions as Employer and Magram may from time to time establish to the extent consistent herewith. During the term of this Agreement, Employee shall do such traveling as may be reasonably required of him in the performance of his duties on behalf of Employer consistent with travel during periods prior to the date hereof. Employee shall be available to confer and consult with and advise the officers and directors of Employer and Magram at such times during business hours that may be reasonably required by Employer and Magram. Employee, in his capacity as an employee of Employer shall report directly and solely to the President of Employer, and, in his capacity as an employee of Magram shall report directly and solely to the President of Magram.

               4.     Compensation.

                      (a) Employee shall be paid a minimum of $200,000 for each Annual Period such amount to be increased, if Employer is profitable for the fiscal year ending September 30, 1998, in an amount determined by the majority of the noninterested members of the Board of Employer excluding Employee at the Board's discretion. Employee shall be paid periodically in accordance with the policies of the Employer during the term of this Agreement, but not less frequently than monthly. As an executive officer of Employer, Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board of Employer. As an executive officer of Magram, Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the majority of the non interested members of the Board of Magram, excluding Employee. Such bonuses are in addition to amounts received from the Total Bonus Pool pursuant to Section 10 hereof.

                      (b) Employee shall be entitled to participate in and receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Employer as may now or hereafter exist; provided that Employer shall provide Employee medical benefits consistent with Lew Magram Ltd.'s former practices. Employee shall also be entitled to participate in or receive all other benefits and perquisites generally available to senior executives of Employer that may be in effect from time to time during the Employee's employment hereunder. Employer shall be under no obligation to institute or continue the existence of any such employee plan, benefit or perquisite. Employer shall consider adopting a deferred compensation/retirement benefits plan, in which, upon adoption, Employee will be permitted to participate.

               5. Expenses. Employer shall reimburse Employee, promptly upon presentation of receipts or vouchers thereof, for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of Employer, in accordance with policies of Employer from time to time in effect. Until expiration of the current automobile lease, Employer shall furnish Employee a luxury automobile for so long as Employee shall remain in the employ of Employer for his exclusive use in connection with the business of Employer by paying the existing lease payments, insurance and all costs incident to the maintenance and operation of such automobile. After the current lease expires, Employee will be entitled to a similar automobile procedurally consistent with Parent's policies. Employer shall pay all expenses incident to the maintenance and operation of such automobile, including, without limitation, insurance, gasoline, oil, and repairs, the costs of furnishing such automobile and of such maintenance and operation not to exceed $20,000 per Annual Period. Employer shall also pay the cost of a parking space for Employee's automobile in a facility as proximate to Employer's New York office as is practicable, where needed. Employer shall also provide Employee with a cellular phone.

               6. Vacation. Employee shall be entitled to receive three (3) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

               7. Employee's Representations. Employee is free to enter into this Employment Agreement and to perform each of the provisions contained herein. Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing this Employment Agreement, and that Employee's execution and performance of this Employment Agreement is not a violation or breach of any agreement between Employee and any other person or entity.

               8. Nondisclosure of Confidential Information; Ownership of Intellectual Property Rights; Non Competition; Covenant Not to Compete.

                      (a) Nondisclosure of Confidential Information. During the term of this Employment Agreement and at all times thereafter, Employee will keep confidential and will not directly or indirectly divulge to anyone nor use or otherwise appropriate for Employee's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Employee might subsequently be employed or otherwise associated or affiliated with, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description relating to the business of Employer provided that such information is not and does not in the future become known or available to third parties or general economic trade information known to the industry, both of which does not arise as a result of a disclosure by Employee or his agents.

                      (b) Employer Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, relating to the business of Employer which Employee shall prepare, use, construct, observe, possess or control, except Employee copies of all such documents which pertain to Employee ("Employee Materials"), shall be and remain the sole property of Employer. Upon termination of this Employment Agreement,

Employee shall deliver promptly to Employer all such Employer Materials.

                      (c) Certain Restrictions on Business Activities. During the term of this Employment Agreement, Employee agrees that:

                             (i)    Business Activities. He will not, directly
or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Employer's business, and he will not undertake planning for or organization of any business activity directly competitive with Employer's business, except for the period after notice of non-renewal of Employee's employment, or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity, except the purchase of less than four percent (4%) of the stock of a publicly traded company which is not affiliated with Employer.

                             (ii)   Solicitation of Employees, Etc. During the
term of this Agreement and six (6) months thereafter, he will not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

                      (d) Covenant Not to Compete. Employee covenants and agrees that, if Employee's employment with Employer is terminated other than by Employer without Cause (as defined herein) at any time, for a period of six (6) months after the date of such termination, Employee will not engage or be engaged, in any capacity, directly or indirectly, including but not limited as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than a four percent (4%) equity interest in any enterprise the securities of which are publicly traded) in any business entity doing business in the United States engaged in direct competition with the business conducted by Employer on the date of termination. This Covenant Not to Compete shall survive the termination or expiration of the other provisions of this Employment Agreement. If any court determines that this Covenant Not to Compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

                      (e) Severability. Employee agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

               9.     Termination.

                      (a)    Termination by Employer.

                             (i)    Employer may terminate this Agreement upon
written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in direct competition with Employer's businesses; (B) the conviction of Employee for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) deliberate actions taken by Employee to the material detriment of Employer; and/or (E) material breach of this Agreement. Notwithstanding anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least 20 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

                             (ii)   In the event that during the term of his
employment with Employer, Employee shall become Disabled (as that term is defined herein), Employer may terminate this Agreement and Employee's employment hereunder at any time upon 10 days' written notice to Employee and Employee shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in
Section 4(a) to which he was theretofore entitled, payable in equal installments no less frequently than monthly. For the purposes of this Agreement, Employee shall be deemed to have become Disabled when by reason of his physical or mental incapacity, Employee shall not perform his duties hereunder for a period of four consecutive months or for an aggregate of 120 days in any consecutive period of six months. Any proceeds of disability insurance policies or plans maintained by Employer, in addition to the contributory state mandated minimum coverage policy, for the benefit of Employee shall be paid to Employee and shall reduce on a dollar for dollar basis the obligations of Employer under this Section 9.

                             (iii)  This Employment Agreement and Employer's
obligations hereunder shall terminate upon Employee's death. Upon termination for death, Employer shall continue to pay the compensation payments pursuant to
Section 4(a) to the surviving spouse of Employee (or if there is none to Employee's estate) for the succeeding six (6) months.


                      (b) Termination by Employee. Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events:

                                    (A)   Employer acts to materially reduce
Employee's duties and responsibilities hereunder.

                                    (B)   A reduction in Employee's rate of base
compensation, the failure to pay Employee a bonus due under Section 10 hereof, or material reduction in Employee's other benefits; or

                                    (C)   A material breach of this Agreement by
Employer, which is not cured within thirty (30) days of written notice of such breach by Employer.

If Employer shall terminate Employee's employment other than due to his death or disability or for Cause (as defined in Section 9(a)(i) of this Agreement), or if Employee shall terminate this Agreement under Section 9(b), Employee shall continue to be entitled to receive all amounts provided for by Section 4 and all additional employee benefits under Section 4 regardless of the amount of compensation he may earn with respect to any other employment he may obtain for the remainder of the Term as it may be extended from time to time.

               10. Bonus. Each of Employee, Irving Magram and Stephanie Sobel (collectively the "Total Bonus Pool Participants") shall be entitled to a portion of an amount equal to ten percent (10%) of Employer's earnings before income taxes up to a maximum of $150,000 per Annual Period ("Total Bonus Pool"). The allocation of the Total Bonus Pool to each Total Bonus Pool Participant shall be as follows: Employee - 40%; Irving Magram - 40%; Stephanie Sobel - 20%. The Total Bonus Pool shall be payable within 90 days after the end of Employer's fiscal year commencing with the fiscal year ended September 30, 1998. So long as any Total Bonus Pool Participant is an employee of Magram, the full amount of the Total Bonus Pool shall be dispersed to the Total Bonus Pool Participants annually.

               11. Excise Tax. In the event that any payment or benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

               12. Arbitration. Any controversies between Employer and Employee involving the construction or application of any of the terms,

provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

               13. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

               14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

               15. Assignment. This Agreement shall not be assigned to other parties.

               16. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York.

               17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or (c) received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:


                   (i)    if to the Employer:

                          Diplomat Corporation
                          25 Kay Fries Drive
                          Stony Point, New York 10980
                          Attention: Jonathan Rosenberg
                          Telefax: (914) 786-8727
                          Telephone: (914) 786-5552

                          With a copy to:

                          Gersten, Savage, Kaplowitz & Fredericks, LLP
                          101 East 52nd Street


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


                          New York, New York 10022
                          Attention:  Jay M. Kaplowitz, Esq.
                          Telefax: (212) 980-5192
                          Telephone: (212) 752-9700

                   (ii)   if to the Employee:

                          Warren Golden
                          703 Hollywood Avenue
                          Bronx, New York 10465
                          Telefax:   (718) 792-2423
                          Telephone: (718) 828-6991

                          With a copy to:

                          Rosenman & Colin LLP
                          575 Madison Avenue
                          New York, New York 10022
                          Attention: Joel Yunis
                          Telefax: (212) 940-8776
                          Telephone: (212) 940-8800

               18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.


               IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                      DIPLOMAT CORPORATION



                                      By:____________________________________
                                             Jonathan Rosenberg, President


                                      LEW MAGRAM LTD.

                                      By:______________________________________
                                           Jonathan Rosenberg, Vice President




                                         ______________________________________
                                            Warren Golden







                                       9